UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 3, 2005

Apollo Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	333-112591	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 41st Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212-515-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements & Exhibits

The following press release was issued by Apollo Investment Corporation on November 3, 2005:

Apollo Investment Corporation

Announces September 30, 2005 Quarterly Financial Results

NEW YORK—November 3, 2005—Apollo Investment Corporation (NASDAQ: AINV) today announced financial results for its fiscal quarter ended September 30, 2005.

HIGHLIGHTS:

		September 30, 2005
Investment portfolio, at fair value		$1.2 billion
Total net assets:		$901.3 million
Net asset value per share:		$14.29
Number of portfolio companies at end of period:		39

	Quarter Ended 9/30/2005	Six Months Ended 9/30/2005
Operating Results (in thousands, except per share amounts):
Net investment income:	$20,693	$45,937
Net investment income per share:	$0.33	$0.73

Net realized gain on investments and cash equivalents:	$156	$3,508
Net realized gain (loss) on foreign currency transactions:	($716)	$2,723
Net change in unrealized appreciation (depreciation):	$10,876	($7,598)

Dividends to shareholders per share:	$0.43	$0.74
Portfolio Activity:
Cost of investments during period:	$332.9 million	$583.6 million
Sales, prepayments and other exits during period:	$134.2 million	$258.7 million

Number of new portfolio companies invested:	8	15
Number of portfolio company exits:	5	11

Portfolio and Investment Activity

Our ongoing investment strategy and strong relationships combined to produce an active second fiscal quarter. Throughout the summer months, activity remained strong as we continued to identify attractive investment opportunities with middle market companies generating strong free cash flow. We also identified some interesting private equity opportunities at prices that met our value discipline. During the quarter ended September 30, 2005, we invested $302.9 million across eight new portfolio companies while adding to two existing positions. These investments were in our targeted asset classes with $37.7 million invested in private equity, $224.6 million invested in subordinated debt and $40.6 million invested in second lien bank debt. In addition, we re-invested an additional $30.0 million in the refinanced bank debt of Healthy Directions, LLC as our $26.4 million position with the company was pre-paid. Investments during the quarter totaled $332.9 million. For the fiscal year-to-date period April 1, 2005 through September 30, 2005, we invested $583.6 million across 15 new and 7 existing portfolio companies.

In addition to the $26.4 million refinancing of Healthy Directions, LLC, we also continued to rationalize our portfolio during the quarter ended September 30 by selectively exiting $68.9 million in lower-yielding senior bank debt. Also during the quarter, our $37.0 million subordinated loan to National Waterworks was pre-paid at a premium. For the quarter and six months ended September 30, 2005, we had proceeds from exits and prepayments totaling $134.2 million and $258.7 million, respectively. Of the $258.7 million of total fiscal year exits and prepayments, $190 million were exits of senior loans which we intended to divest. The remaining $69 million were pre-payments by two successful companies.

Beginning in early July, we began drawing on our $800 million, multi-currency credit facility and had $289 million drawn and outstanding at September 30 with $511 million available. Our net portfolio reached $1.2 billion and was invested 56.9% in subordinated debt/corporate notes, 5.3% in private equity and 37.8% in senior secured loans. Our remaining first lien senior secured debt holdings represented 5.7% of our portfolio at September 30, 2005. A year earlier at September 30, 2004, our net portfolio of $901.1 million was invested 13.3% in subordinated debt/corporate notes, 31.4% in senior secured loans, 0.7% in equity and 54.6% in cash equivalents. At September 30, 2005, 52% of our debt portfolio is floating rate debt and 48% is fixed rate debt.

At September 30, 2005, the weighted average yield on our debt portfolio was 12.2% versus 11.8% at June 30, 2005 and 8.8% at September 30, 2004. The weighted average yield on our subordinated debt/corporate notes was 13.4% at September 30, 2005 versus 13.6% at June 30, 2005 and 12.8% at September 30, 2004. Our total bank debt/senior secured loan portfolio yielded 10.4% at September 30, 2005 versus 10.0% at June 30, 2005 and 6.9% at September 30, 2004. The weighted average yield attributable to first lien bank loans was 9.6% at September 30, 2005 versus 8.1% at June 30, 2005 and 5.4% at September 30, 2004. Our second lien bank loans yielded 10.6% at September 30, 2005 versus 10.6% at June 30, 2005 and 8.2% at September 30, 2004.

“Our strong deal flow and selective exits delivered healthy net portfolio growth during the quarter”, said Chairman and CEO, Michael S. Gross. “We continued to add targeted assets while we strategically exited almost all of our non-core senior loans. In total and for our first eighteen months of operations, we have invested $1.5 billion across 52 portfolio companies. We have also built a strong, client service business executing transactions with 42 quality financial sponsors that look for consistency and reliability in the middle of the capital structure. In addition and consistent with our stated goal of delivering sequential growth in our quarterly dividend, we increased our dividend to $0.43 per share for the September quarter. Based on our recent closing stock price of $19.10 per share, our annualized dividend yield is 9.0%. Looking forward, you should continue to expect a competitive marketplace and a variable investment pace as we remain steadfast and disciplined with our capital, irrespective of the number of opportunities available to us.”

Conference Call at 10:00 a.m. ET on November 4, 2005

The company will host a conference call at 10:00a.m. (Eastern Time) on Friday, November 4, 2005 to discuss its second fiscal quarter 2006 financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 780-2271 approximately 5-10 minutes prior to the call. International callers should dial (973) 582-2773. All callers should reference “Apollo Investment Corporation”. An archived replay of the call will be available through November 18, 2005 by calling (877) 519-4471. International callers please dial (973) 341-3080. For the replay, please reference pin # 6594289.

Results of Operations

Results comparisons are for the three and six months ended September 2005 and 2004. These comparisons between current and prior periods may not be meaningful as our portfolio for the three and six months ending September 30, 2004 was largely invested in cash equivalents from our initial IPO in April 2004.

Investment Income

Gross investment income totaled $35.0 million and $72.8 million, respectively, for the three and six months ended September 30, 2005 compared to $7.9 million and $11.7 million, respectively, for the three and six months ended September 30, 2004. The increases in gross investment income were primarily due to the growth of our investment portfolio compared to the September 2004 comparative periods.

Expenses

Expenses totaled $14.3 million and $26.9 million, respectively, for the three and six months ended September 30, 2005 of which $5.2 million and $11.5 million, respectively, were performance-based incentive fees and $2.3 million and $2.8 million, respectively, were interest and other credit facility expenses. Expenses net of performance-based incentive fees and interest and other credit facility expenses for the three and six months ended September 30, 2005 were $6.8 million and $12.6 million, respectively, versus the $5.6 million and $10.9 million, respectively, for the three and six months ended September 30, 2004. Operating expenses consist of base investment advisory and management fees, insurance expenses, administrative services fees, professional fees, directors’ fees, audit and tax services expenses, and other general and administrative expenses. The increase in operating expenses was primarily due to the increase in base management fees related to the growth of our investment portfolio as compared to the September 2004 comparative periods.

Net Investment Income

The Company’s net investment income totaled $20.7 million and $45.9 million or $0.33 per share and $0.73 per share, respectively, for the three and six months ended September 30, 2005 versus $2.3 million and $0.8 million or $0.04 per share and $0.01 per share, respectively, for the three and six months ended September 30, 2004.

Net Realized Gains/Losses

The Company had exits and prepayments totaling $134.2 million and $258.7 million, respectively, for the three and six months ended September 30, 2005 versus $0.3 million and $0.5 million, respectively, for the three and six months ended September 30, 2004. The net realized gains on investments totaled $0.2 million and $3.5 million, respectively, for the three and six months ended September 30, 2005, versus $0 million for both the three and six months ended September 30, 2004. The Company also had net realized losses and gains, respectively, on its foreign currency transactions of $0.7 million and $2.7 million, respectively, during the three and six months ended September 30, 2005 versus $0 for both the three and six month periods ended September 30, 2004. Total net realized losses and gains, respectively, for the three and six months ended September 30, 2005 were $0.6 million and $6.2 million, respectively, versus $0 for both the three and six months ended September 30, 2004.

Net Unrealized Appreciation on Investments and Foreign Currency Contracts and Translations

For the three and six months ended September 30, 2005, the Company’s investments and other assets and liabilities had net appreciation and a net decrease in appreciation of $10.9 million and $7.6 million, respectively. This compared to net appreciation of $3.5 million and $5.9 million, respectively, on the portfolio for the three and six months ended September 30, 2004. At September 30, 2005, net unrealized appreciation totaled $10.6 million of which $5.2 million was attributable to net unrealized appreciation on our bank debt/senior secured debt, $1.5 million was attributable to net unrealized appreciation on our subordinated debt/corporate notes/equity and $3.9 million in unrealized appreciation on our foreign currency contracts and translations.

Net Increase in Net Assets From Operations

For the three and six months ended September 30, 2005, the Company had a net increase in net assets resulting from operations of $31.0 million and $44.6 million, respectively, versus $5.8 million and $6.6 million, respectively, for the three and six months ended September 30, 2004. The net change in net assets from operations per share was $0.49 and $0.71, respectively, for the three and six months ended September 30, 2005 versus $0.09 and $0.11 per share for the three and six months ended September 30, 2004.

Financial Condition, Liquidity and Capital Resources

The Company’s liquidity and capital resources was generated primarily from cash flows from operations, including exits and prepayments of senior and subordinated loans and income earned from investments and cash equivalents (which normally comprise of U.S. government securities and other high-quality debt investments that mature in one year or less). The Company also funds its investments and operations through draw-downs of its senior secured, multi-currency, $800 million, five-year credit facility. At September 30, 2005, the Company has $289 million in borrowings outstanding and $511 million available for its use. In the future, the Company may raise additional equity capital through the filing of its shelf registration or may securitize a portion of its investments. The primary use of funds will be investments in portfolio companies and cash distributions to holders of common stock.

Dividends

Dividends paid to stockholders for the quarter totaled $27.0 million or $0.43 per share versus $2.79 million or $0.045 per share for the quarter ended September 30, 2004. For the period April 1, 2005 through September 30, 2005, dividends paid to stockholders totaled $46.4 million or $0.74 per share. Tax characteristics of all dividends will be reported to shareholders on Form 1099 after the end of the calendar year.

APOLLO INVESTMENT CORPORATION

STATEMENT OF ASSETS AND LIABILITIES

(in thousands, except per share amounts)

	September 30, 2005 (unaudited)	March 31, 2005#
Assets
Cash, at value*	$4,263	$5,208
Investments, at fair value (cost of $1,167,079 and $821,232, respectively) (1)	1,173,735	838,482
Cash equivalents, at fair value (cost of $498,680 and $873,061, respectively)	498,680	873,056
Interest receivable, at value*	19,956	14,805
Unrealized appreciation on forward foreign currency contract	1,756	978
Prepaid expenses and other assets	4,225	855

Total assets	$1,702,615	$1,733,384
Liabilities
Payable for investments and cash equivalents purchased	$498,680	$834,891
Credit facility payable, at value*	288,950	—
Management and performance-based incentive fees payable	10,483	4,492
Interest payable	1,490	—
Directors’ fees payable	148	125
Accrued administrative expenses	255	42
Other accrued expenses	1,302	948

Total liabilities	$801,308	$840,498
Net Assets
Common stock, par value $.001 per share, 400,000,000 and 100,000,000 common shares authorized, respectively, 63,083,117 and 62,554,976 issued and outstanding, respectively	$63	$63
Paid-in capital in excess of par	889,071	878,838
Accumulated under (over) distributed net investment income	(4,512)	(4,067)
Accumulated net realized gains (losses)	6,086	(145)
Net unrealized appreciation	10,599	18,197

Total Net Assets	$901,307	$892,886

Total liabilities and net assets	$1,702,615	$1,733,384

Net Asset Value Per Share	$14.29	$14.27

(1)	None of our portfolio companies are controlled by or affiliated to the Company as defined by the Investment Company Act of 1940.

*

Cash at value includes net unrealized depreciation on foreign currencies at September 30, 2005 and March 31, 2005 totaling $7 and $0 (in 000’s), respectively. Interest receivable at value includes net unrealized depreciation at September 30, 2005 and March 31, 2005 totaling $64 and $26 (in 000’s), respectively. Credit facility payable at value includes net unrealized appreciation at September 30, 2005 and March 31, 2005 totaling $2,258 and $0 (in 000’s), respectively.

#	Certain amounts have been reclassified to conform to the current period’s presentation.

APOLLO INVESTMENT CORPORATION

STATEMENT OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2005	2004#	2005	2004*#
INVESTMENT INCOME:
Interest	$33,594	$7,865	$60,328	$11,670
Dividends	—	—	3,484	—
Other Income	1,419	24	8,995	26

Total Investment Income	35,013	7,889	72,807	11,696

EXPENSES:
Management fees	$5,310	$4,398	$9,801	$8,411
Performance-based incentive fees	5,173	—	11,484	—
Interest and other credit facility expenses	2,277	—	2,775	—
Administrative services expense	403	273	715	448
Insurance expense	213	404	423	773
General and administrative expenses	944	551	1,672	1,278

Total expenses	14,320	5,626	26,870	10,910

Net investment income	$20,693	$2,263	$45,937	$786

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments	$160	$(1)	$3,510	$(1)
Foreign currency transactions	(716)	—	2,723	—
Cash equivalents	(4)	—	(2)	—

Net realized gains (losses)	(560)	(1)	6,231	(1)

Net change in unrealized gain (loss):
Investments	7,456	3,326	(10,594)	5,941
Cash equivalents	—	198	5	(77)
Foreign currency translations	3,420	—	2,991	—

Net change in unrealized gain (loss)	10,876	3,524	(7,598)	5,864

Net realized and unrealized gain (loss) on investments, cash equivalents and foreign currencies	10,316	3,523	(1,367)	5,863

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$31,009	$5,786	$44,570	$6,649

EARNINGS PER COMMON SHARE	$0.494	$0.093	$0.711	$0.107

*	Commencement of operations on April 8, 2004

#	Certain amounts have been reclassified to conform to the current period’s presentation.

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company primarily invests in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, 212.515.3488

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Investment Corporation

/s/ RICHARD L. PETEKA
(Signature)
By:	Richard L. Peteka
Title:	Chief Financial Officer
Date:	November 3, 2005